Exhibit 3.33

___________

DATE	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
_________	______________	ARTICLES OF ORGANIZATION/DOM, LLC	125.00	100.00	.00	.00	.00
		(LCA)
Receipt
This is not a bill. Please do not remit payment.

BUCKINGHAM, DOOLITTLE & BURROUGHS
191 W NATIONWIDE BLVD., #300
ATTN:JOSHUA J RAMEY
COLUMBUS, OH 43215

STATE OF OHIO
CERTIFICATE
Ohio Secretary of State, J. Kenneth Blackwell

_______________

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

[Company]

and, that said business records show the filing and recording of:

Document(s):	Document No(s):
ARTICLES OF ORGANIZATION/DOM. LLC	________________

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 15th day of November, A.D. 2004.

United States of America	/s/ J. Kenneth Blackwell
State of Ohio
Office of the Secretary of State	Ohio Secretary of State

	Prescribed by J. Kenneth Blackwell	Expedite this Form: (Select One)
Ohio Secretary of State
	Central Ohio: (614) 466-3910	Mail Form to one of the Following
	Toll Free: 1-877-SOS-FILE (1-877-767-3453)	PO Box 1390
☒ Yes
www.state.oh.us/sos		Columbus, OH 43216
e-mail: busserv@sos.state.oh.us		*** Requires an additional fee of $100 ***
PO Box 670
☐ No
Columbus, OH 43216

ORGANIZATION / REGISTRATION OF
LIMITED LIABILITY COMPANY
(Domestic or Foreign)
Filing Fee $125.00

    THE UNDERSIGNED DESIRING TO FILE A:

    (CHECK ONLY ONE (1) BOX)
(1) ☑	Articles of Organization for	(2) ☐	Application for Registration of
	Domestic Limited Liability Company		Foreign Limited Liability Company

	(115-LCA)		(106-LFA)
	ORC 1705		ORC 1705

			(Date of Formation)	(State)

Complete the general information in this section for the box checked above.

Name	[Company]

☐ Check here if additional provisions are attached
* If box (1) is checked, name must include one of the following endings: limited liability company, limited, Ltd, L.t.d., LLC, L.L.C.

Complete the information in this section if box (1) is checked.

Effective Date (Optional)	Date specified can be no more than 90 days after date of filing. If a date is specified, the date must be a date on or after the date of filing.
(mm/dd/yyyy)

This limited liability company shall exist for
(Optional)	(Period of existence)

Purpose
(Optional)

The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is

(Optional)	(Name)

	(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

	(City)	(State)	(Zip Code)

Page 1 of 3	Last Revised: May 2002

Complete the information in this section if box (1) is checked Cont.

ORIGINAL APPOINTMENT OF AGENT

The undersigned authorized member, manager or representative of

[Company]
(name of limited liability company)

hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The name and address of the agent is:

Robert L. Leatherman
(Name of Agent)

200 Smokerise Drive
(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

Wadsworth	Ohio	44281
(City)	(State)	(Zip Code)

Must be authenticated by an	[ILLEGIBLE]	9-16-04
authorized representative
Authorized Representative	Date

Authorized Representative	Date

ACCEPTANCE OF APPOINTMENT

The undersigned, named herein as the statutory agent for

[Company]
(name of limited liability company)

hereby acknowledges and accepts the appointment of agent for said limited liability Company.

[ILLEGIBLE]
(Agent’s signature)

PLEASE SIGN PAGE (3) AND SUBMIT COMPLETED DOCUMENT

Page 2 of 3	Last Revised: May 2002

Complete the information in this section if box (2) is checked.

The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is

(Name)

	(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

	(City)	(State)	(Zip Code)

The name under which the foreign limited liability company desires to transact business in Ohio is

The limited liability company hereby appoints the following as its agent upon whom process against the limited liability company may be served in the state of Ohio. The name and complete address of the agent is

(Name)

	(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

Ohio
	(City)	(State)	(Zip Code)

The limited liability company irrevocably consents to service of process on the agent listed above as long as the authority of the agent continues, and to service of process upon the OHIO SECRETARY OF STATE if:

a.	the agent cannot be found, or
b.	the limited liability company fails to designate another agent when required to do so, or
c.	the limited liability company’s registration to do business in Ohio expires or is cancelled.

REQUIRED
Must be authenticated (signed)	[ILLEGIBLE]	9-16-04
by an authorized representative
(See Instructions)	Authorized Representative	Date

Robert L. Leatherman
(Print Name)

	Authorized Representative	Date

(Print Name)

Page 3 of 3	Last Revised: May 2002